                                   EXHIBIT 4.4

                              [FORM OF PUBLIC NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. B-                                                   U.S. $74,750,000
CUSIP No._________                                            -----------

                        PENN TREATY AMERICAN CORPORATION

      6 1/4% Convertible Subordinated Notes Due 2003

                          Registered Holder: Cede & Co.

      PENN TREATY AMERICAN CORPORATION, a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania (the "Company"), which term includes any Successor Company under the Indenture referred to on the reverse hereof, for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum not to exceed Seventy Four Million Seven Hundred Fifty Thousand United States Dollars (subject to adjustment as set forth in the next paragraph hereof) on December 1, 2003, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or, at the option of the holder of this Public Note, at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on June 1 and December 1 of each year (each an "Interest Payment Date"), commencing June 1, 1997, on said principal sum at said office or agency, in like coin or currency, at the rate of 6 1/4% per annum, from November 26, 1996 or the most recent Interest Payment Date, as the case may be, next preceding the date of this Public Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Public Note, or unless no interest has been paid or duly provided for on the Notes, in which case from November 26, 1996, until payment of said principal sum has been made or duly provided for. Any interest on any Note that is payable, but is not punctually paid or duly provided for on said June 1 or December 1 (herein called "Defaulted Interest") shall forthwith cease to be payable to the Noteholder on the relevant record date by virtue of his having been such Noteholder; and such Defaulted Interest shall be paid by the Company, at its election in each case, either (i) by notifying the Trustee of a special record date, the amount of interest to be paid on such special record date and the date of payment (not more than 25 days after receipt by the Trustee of such interest, unless the Trustee shall consent to an earlier date) and depositing with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest on making arrangements satisfactory to the Trustee for such deposit or (ii) in any lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon notice requested by such exchange, if, after notice to the Trustee, the Trustee deems such manner of payment to be practicable. The interest so payable on any June 1 or December 1 will be paid to the person in whose name this Public Note (or one or more Predecessor Notes) is registered at the close of business on the record date, which shall be the May 15 or November 15 (whether or not a

Business Day) next preceding such June 1 or December 1, respectively; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest shall be paid by check mailed to the registered holder at the registered address of such person unless other arrangements are made in accordance with the provisions of the Indenture.

      The aggregate principal amount of this Public Note represented hereby may from time to time be reduced or increased to reflect exchanges of a part of this Public Note for interests in the definitive Public Notes or exchanges of interests in the Regulation S Global Note, Restricted Global Note or definitive Notes for a part of this Public Note or conversions, redemptions or repurchases of a part of this Public Note or cancellations of a part of this Public Note or transfers of interests in the Regulation S Global Note, Restricted Global Note or definitive Notes in return for a part of this Public Note or transfers of a part of this Public Note effected by delivery of interests in the Regulation S Global Note, Restricted Global Note or definitive Notes, in each case, and in any such case, by means of notations on the Schedule of Exchanges, Conversions, Redemptions, Repurchases, Cancellations and Transfers on the last page hereof. Notwithstanding any provision of this Public Note to the contrary, (i) exchanges of a part of this Public Note for interests in the definitive Public Notes, (ii) exchanges of interests in the Regulation S Global Note, Restricted Global Note or definitive Notes for a part of this Public Note, (iii) conversions, redemptions or repurchases of a part of this Public Note, (iv) cancellations of a part of this Public Note, (v) transfers of interests in the Regulation S Global Note, Restricted Global Note or definitive Notes in return for a part of this Public Note and (vi) transfers of a part of this Public Note effected by delivery of interests in the Regulation S Global Note, Restricted Global Note or definitive Notes may be effected without the surrendering of this Public Note, provided that appropriate notations on the Schedule of Exchanges, Conversions, Redemptions, Repurchases, Cancellations and Transfers are made by the Trustee, or the Custodian at the direction of the Trustee, to reflect the appropriate reduction or increase, as the case may be, in the aggregate principal amount of this Public Note resulting therefrom or as a consequence thereof.

      Reference is made to the further provisions of this Public Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Public Note the right to convert this Public Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Public Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

      IN WITNESS WHEREOF, the Company has caused this Public Note to be duly executed under its corporate seal.

                                        PENN TREATY AMERICAN CORPORATION


                                        By: ______________________________
                                        Name:
                                        Title:


Attest:

____________________________
         Secretary

                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                          CERTIFICATE OF AUTHENTICATION

Dated:

      This is one of the Notes described in the within-named Indenture.

                                        FIRST UNION NATIONAL BANK, as Trustee


                                        By:_________________________  Authorized
                                        Signatory

                        [FORM OF REVERSE OF PUBLIC NOTE]

                        PENN TREATY AMERICAN CORPORATION

                 6 1/4% Convertible Subordinated Notes Due 2003

      This Public Note is one of a duly authorized issue of Notes of the Company, designated as its 6 1/4% Convertible Subordinated Notes Due 2003 (herein called the "Notes"), limited to the aggregate principal amount of $74,750,000 issued under and pursuant to an Indenture dated as of November 26, 1996 (the "Indenture"), between the Company and First Union National Bank, as trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. Each Note is subject to, and qualified by, all such terms as set forth in the Indenture certain of which are summarized hereon and each holder of a Note is referred to the corresponding provisions of the Indenture for a complete statement of such terms. To the extent that there is any inconsistency between the summary provisions set forth in the Notes and the Indenture, the provisions of the Indenture shall govern. Capitalized terms used but not defined in this Public Note shall have the meanings ascribed to them in the Indenture.

      In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and accrued interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

      The payment of principal of, premium, if any, and interest on the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture). Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding related to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Notes will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Notes (except that holders of Notes may receive securities that are subordinated at least to the same extent as the Notes to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness).

      The Company also may not make any payment upon or in respect of the Notes (except in such subordinated securities) and may not acquire from the Trustee or the holder of any Note for cash or property (other than securities subordinated to at least the same extent as the Note to (i) Senior Indebtedness and (ii) any securities issued in exchange for Senior Indebtedness) until all Senior Indebtedness has been paid in full if (a) a default in the payment of the principal of, premium, if any, or interest on Senior Indebtedness occurs and is continuing beyond any applicable period of grace or (b) any other default occurs and is continuing with respect to Senior Indebtedness that permits holders of the Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the representative or representatives of holders of at least a majority in principal amount of Senior Indebtedness then outstanding. Payments on the Notes may and shall be resumed (i) in the case of a Payment Default, upon the date on which such default is cured or waived, or (ii) in the case of a Nonpayment Default, 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Senior Indebtedness has been accelerated. No new period of payment blockage may be commenced within 360 days after the receipt by the Trustee of any prior Payment Blockage Notice. No default, other than a Nonpayment Default, that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

      In the event that the Trustee (or paying agent if other than the Trustee) or any holder of the Notes receives any payment of principal or interest with respect to the Notes at a time when such payment is prohibited under the Indenture, such payment shall be held in trust for the benefit of, and immediately shall be paid over and delivered to, the holders of Senior Indebtedness or their representative as their respective interests may appear. After all Senior Indebtedness is paid in full and until the Notes are paid in full, the holders of the Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the holders of the Notes have been applied to the payment of Senior Indebtedness.

      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, alter the obligation of the Company to repurchase the Notes at the option of the holders upon the occurrence of a Change of Control, or impair or affect the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Notes, modify the subordination provisions in a manner adverse to the holders of the Notes, or impair the right to convert the Notes into Common Stock subject to the terms set forth in the Indenture without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. The Company and the Trustee may amend or supplement the Indenture without notice to or consent of any holder of Notes in certain events specified in the Indenture. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of interest or any premium on or the principal of any of the Notes, a failure by the Company to convert any Notes into Common Stock of the Company, unless otherwise excused pursuant to the terms of the Indenture, or a default in respect of a covenant or provision of the Indenture that under Article X thereof cannot be modified or amended without the consent of the holders of all Notes then outstanding. Any such consent or waiver by the holder of this Public Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Public Note and any Notes that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Public Note or such other Notes.

      No reference herein to the Indenture and no provision of this Public Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Public Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

      Interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.

      The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

      The Notes are not redeemable at the option of the Company prior to December 3, 1999. At any time on or after that date, the Notes may be redeemed at the Company's option, upon notice as set forth in the Indenture, in whole at any time or in part from time to time, at the following prices (expressed in percentages of the principal amount), together with accrued interest to the date fixed for redemption if redeemed during the 12-month period beginning:

                         Date                        Redemption Price
                         ----                        ----------------

                   December 3, 1999                      103.13%
                   December 1, 2000                      102.08%
                   December 1, 2001                      101.04%

and 100% on or after December 1, 2002; provided that if the date fixed for redemption is a date on or after the record date and on or before the next following Interest Payment Date, then the interest payable on such date shall be paid to the holder of record on the next preceding May 15 or November 15, respectively.

      If a Change of Control (as defined in the Indenture) shall occur at any time, then each holder of Notes shall have the right to require that the Company repurchase such holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the repurchase date pursuant to an offer to be made by the Company and in accordance with the procedures set forth in the Indenture.

      Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time after 90 days following the latest date of original issuance of the Notes and prior to the close of business on November 28, 2003, subject to prior redemption or repurchase, or, as to all or any portion hereof called for redemption, prior to the close of business one business day before the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), to convert the principal hereof or any portion of such principal that is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of the Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Public Note or portion thereof to be converted by the conversion price of $28.44 per share or such conversion price as adjusted from time to time as provided in the Indenture, upon surrender of this Public Note, together with a conversion notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such holder, the Corporate Trust Office of the Trustee, and, unless the shares issuable on conversion are to be issued in the same name as this Public Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney.

      Except as described in the Indenture, no adjustment will be made on conversion of any Notes for interest accrued thereon or for dividends paid on any Common Stock issued. A Holder of Notes at the close of business on a record date will be entitled to receive the interest payable on such Notes on the corresponding interest payment date. However, Notes surrendered for conversion during the period from the close of business on a record date to the opening of business on the next succeeding interest payment date must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted (unless such Note or portion thereof being converted is called for redemption on a redemption date during the period from the close of business on or after any record date to the close of business on the business day following the corresponding interest payment date). The interest payment with respect to a Note called for redemption on a date between the close of business on any record date for the payment of interest to the close of business on the business day following the corresponding interest payment date and surrendered for conversion during that period will be payable on the corresponding interest payment date to the registered Holder at the close of business on that record date (notwithstanding the conversion of such Note before the corresponding interest payment date). A Holder of Notes who elects to convert during that period need not include funds equal to the interest paid. The Company is not required to issue fractional shares of Common Stock upon conversion of Notes and, in lieu thereof, will pay a cash adjustment based upon the closing price of the Common Stock on the last business day prior to the date of conversion.

      Upon due presentment for registration of transfer of this Public Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at the option of the holder of this Public Note, at the Corporate Trust Office of the Trustee, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the conditions and limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

      The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Public Note (whether or not this Public Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Public Note.

      No recourse for the payment of the principal of or any premium or interest on this Public Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any Successor Company, either directly or through the Company or any Successor Company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                           [FORM OF CONVERSION NOTICE]

                                CONVERSION NOTICE

To: Penn Treaty American Corporation

      The undersigned registered owner of this Public Note hereby irrevocably exercises the option to convert this Public Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock, par value $.10 per share of the Company, in accordance with the terms of the Indenture referred to in this Public Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Public Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will check the appropriate box below and pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Public Note.


Dated:_______________________     Contact Person: ____________________
                                        Fax Number:_________________________
_____________________________     Telephone Number:___________________

_____________________________
Signature(s)


Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

________________________________________
Signature Guarantee

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:


_______________________________________
(Name)


_______________________________________
(Street Address)

_______________________________________
(City, State and Zip Code)

Please print name and address

                                       Principal amount to be converted (if less than all)
                                       $____________________


                                       ________________________________
                                       Social Security or Other Taxpayer
                                       Identification Number

                       [FORM OF OPTION TO ELECT REPAYMENT
                            UPON A CHANGE OF CONTROL]

To: Penn Treaty American Corporation

            The undersigned registered owner of this Public Note hereby irrevocably acknowledges receipt of a notice from Penn Treaty American Corporation (the "Company") as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Public Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Public Note, together with accrued interest to such date, to the registered holder hereof.

Dated:_____________________


                                        ________________________________________


                                        ________________________________________
                                        Signature(s)



                                        ________________________________________
                                        Social Security or Other Taxpayer
                                        Identification Number

                                        Principal amount to be repaid (if less
                                        than all): $__________________

                                   SCHEDULE A

                       SCHEDULE OF EXCHANGES, CONVERSIONS,
              REDEMPTIONS, REPURCHASES, CANCELLATIONS AND TRANSFERS

            The initial principal amount of this Public Note is U.S.
$0. The following additions to principal, redemptions,       reuprchases,
exchanges of a part of this Public Note for an interest in       the
Regulation S Global Note, Restricted Global Note, definitive Notes and conversions into Common Stock have been made:

====================================================================================================================
                          Principal Amount         Principal Amount
                              Added on                Redeemed,
Date of Addition to         Exchange of             Repurchased or
  Principal, Re-          Interest in the           Exchanged for       Remaining Principal
    demption,            Regulation S Global       Interest in the             Amount
   Repurchase,            Note, Restricted       Definitive Notes or        Outstanding          Notation Made by
   Exchange or           Global Note or De-         Converted into         Following such       or on behalf of the
    Conversion           nitive Public Notes         Common Stock            Transaction             Trustee
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====================================================================================================================